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                                                           EXHIBIT 10.3



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                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of January 1, 1998, by and between URSUS TELECOM CORPORATION, a Florida corporation (the "Company"), and JEFFREY CHASKIN ("Chaskin").

            In consideration of the mutual covenants contained herein, the parties hereto agree as follow:

            1. Term. The Company hereby employs Chaskin as the Chief Operating Officer of the Company, and Chaskin agrees to serve the Company as such, upon the terms and conditions hereof for the period commencing on the date hereof and, unless Chaskin's employment under the Agreement is otherwise terminated in accordance with the provisions hereof, ending on December 31, 2002.

            2. Duties. (a) Chaskin shall serve as the Company's Chief Operating Officer, with such duties and authority as are generally incident to such position. Chaskin will hold such senior offices and/or such directorships in the Company and/or any subsidiaries or affiliates of the Company to which, from time to time, he may be elected or appointed; provided that the offices to which Chaskin may be so elected or appointed shall not be inconsistent with his duties and authority as aforesaid.

                  (b) Chaskin agrees that he will devote substantially all of his time and attention to the affairs of the Company and use his best efforts to promote the business and interests of the Company and that he will not engage, directly or indirectly, in any other business or occupation during the term of employment hereunder. It is understood, however, that the foregoing will not prohibit Chaskin from engaging in personal investment activities for himself and his family which do not interfere with the performance of his duties hereunder.

            3. Compensation. The Company will pay Chaskin an annual salary ("Base Salary") at the rate of $450,000 per year, payable in equal, bi-weekly installments in accordance with customary payroll practices for senior executives of the Company for all services to be rendered hereunder, including, without limitation, all services to be rendered by him as an officer and/or director of the Company and its subsidiaries and affiliates.

            Commencing with its fiscal year beginning on April 1, 1998, the Company shall pay Chaskin a bonus ("Annual Bonus") dependent upon the Company's annual earnings before interest, taxes, depreciation, amortization and bonuses paid to Chaskin and the other officers or key employees of the Company that receive bonus compensation based on this or a similar


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formula ("EBITDAB"), on a consolidated basis as reflected on the Company's annual financial statements as certified by the Company's independent public accountants and filed with the Securities and Exchange Commission on the Company's Annual Report on Form 10-K. For each fiscal year during the term of this Agreement in which EBITDAB equals or exceeds $5 million, the Annual Bonus payable to Chaskin shall equal ten percent (10%) of Base Salary, and shall be increased by an additional five percent (5%) of Base Salary for each $1 million of EBITDAB in excess of the first $5 million; provided, however, that the maximum Annual Bonus for any fiscal year shall be 100% of Base Salary for EBITDAB of $23 million or more. Any Annual Bonus shall be paid to Chaskin in equal quarterly installments based on EBITDAB for the current fiscal year through the end of such quarter, based on the Company's unaudited financial statements as reported on Form 10-Q, subject to continuing adjustment for each fiscal year's EBITDAB. To the extent any Annual Bonus is payable for any period in which Chaskin was not employed for the full fiscal year, the Annual Bonus shall be prorated based on the actual number of months, or portions thereof, during the fiscal year Chaskin was employed by the Company.

            Nothing contained herein shall prohibit the Board of Directors of the Company, in its sole discretion, from increasing the compensation payable to Chaskin pursuant to this Agreement by way of increased Base Salary, Annual Bonus, or otherwise and/or making available to Chaskin other benefits in addition to those to which he is entitled hereunder.

            Chaskin and the Company agree that the bonuses paid to Chaskin through December 31, 1997 comprise the entire bonus to which he is entitled in respect of the fiscal year ended March 31, 1998, and Chaskin hereby waives any other claims for compensation from the Company accruing prior to January 1, 1998.

            The Company shall grant Chaskin 150,000 options on its Common Stock at the public offering price and subject to the consummation of the initial public offering of the Company's Common Stock, half vesting at issuance and the remaining vesting on January 1, 1999.

            4. Expenses. Chaskin shall be entitled to reimbursement by the Company, in accordance with the Company's policies then applicable to senior executives, against appropriate vouchers or other receipts for travel, entertainment and other business expenses reasonably incurred by him in the performance of his duties hereunder.

            5. Executive Benefits. Chaskin shall be entitled to a paid vacation of four (4) weeks. Such vacation shall be taken at such time or times during the applicable year as may be determined by Chaskin subject to the Company's reasonable business needs. Chaskin shall be entitled to participate in, and receive benefits under, any pension, profit sharing, insurance, hospitalization, medical, disability, stock purchase, stock option, stock ownership or other employee benefit plan, program or policy of the Company which may be in effect at any time


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during the course of his employment by the Company and which shall be generally available to senior executives of the Company occupying positions of comparable status or responsibility, subject to the terms of such plans, programs or policies. Notwithstanding the foregoing, the Company may, in its discretion, at any time and from time to time, change or revoke any of its employee benefits plans, programs or policies and Chaskin shall not be deemed, solely by virtue of this Agreement, to have any vested interest in the continuation of any such plans, programs or policies; provided, however, that nothing in this Agreement shall affect or impair any vested rights of Chaskin under the terms of any such plan, program or policy. The Company shall provide Chaskin, at the expense of the Company, with an automobile reasonably appropriate to Chaskin's position, as determined by the Company, for use by Chaskin in connection with the performance of his duties hereunder.

            6. Withholding. All payments required to be made by the Company hereunder to Chaskin shall be subject to the withholding of such amounts relating to taxes and other governmental assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

            7. Death; Permanent Disability. In the event of the death of Chaskin during the term of this Agreement, this Agreement shall terminate. If during the term of this Agreement Chaskin fails because of illness or other incapacity to perform the services required to be performed by him hereunder for any consecutive period of more than 120 days, or for shorter periods aggregating more than 180 days in any consecutive twelve-month period (any such illness or incapacity being hereinafter referred to as a "permanent disability"), then the Company, in its discretion, may at any time thereafter terminate this Agreement upon not less than 10 days' written notice thereof to Chaskin, and this Agreement shall terminate and come to an end upon the date set forth in said notice as if said date were the termination date of this Agreement; provided, however, that no such termination shall be effective if prior to the date when such notice is given, Chaskin's illness or incapacity shall have terminated and he shall be physically and mentally able to perform the services required hereunder and shall have taken up and be performing such duties.

            If Chaskin's employment shall be terminated by reason of his death or permanent disability, Chaskin or his estate, as the case may be, shall be entitled to receive (i) any earned and unpaid salary accrued through the date of termination, (ii) a pro rata portion of any annual bonus which Chaskin would otherwise have been entitled to receive pursuant to any bonus plan or arrangement for senior executives of the Company and (iii) subject to the terms thereof, any benefits which may be due to Chaskin on the date of termination under the provisions of any employee benefit plan, program or policy.

            8. Termination for Cause. The Company may at any time during the term of this Agreement, by written notice, terminate the employment of Chaskin for cause, the cause to


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be specified in the notice. For purposes of this Agreement, "cause" shall mean
(i) any willful misconduct of Chaskin in connection with the performance of any of his duties hereunder, including without limitation misappropriation of funds or property of the Company, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or any willful and intentional act having the effect of injuring the reputation, business or business relationships of the Company; (ii) willful failure, neglect or refusal to perform Chaskin's material duties hereunder that is not cured within 20 days after the Company notifies Chaskin thereof; (iii) breach of any material covenants contained in this Agreement that is not cured within 20 days after the Company notifies Chaskin thereof; and (iv) conviction (or nolo contendere plea) in connection with a felony relating in any way to the business or affairs of the Company, or which would be required to be disclosed in any filing or report with the U.S. Securities and Exchange Commission. The determination of whether "cause" exists shall only be made at a meeting of the Board of Directors of which Chaskin receives notice and an opportunity to address the Board on such matter. Termination for cause shall be effective upon the giving of such notice and Chaskin shall be entitled to receive (i) any earned and unpaid salary accrued through the date of termination and (ii) subject to the terms thereof, any benefits which may be due to Chaskin on such date under the provisions of any employee benefit plan, program or policy. Chaskin hereby disclaims any right to receive a pro rata portion of any annual bonus with respect to the fiscal year in which such termination occurs.

            9. Resignation for Good Reason. Chaskin may at any time during the term of this Agreement, by written notice, terminate his employment for good reason, the reason to be specified in the notice. For purposes of this Agreement, "good reason" shall exist if (i) the Company materially fails to comply with any of the provisions of this Agreement, other than isolated, insubstantial or inadvertent failures not occurring in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by Chaskin, or (ii) the Company shall diminish Chaskin's title, duties, base salary or benefits.

            10. Payments Upon Termination. If during the term of this Agreement, Chaskin's employment is terminated (i) by the Company without "cause" or (ii) by Chaskin for any "good reason," the Company shall pay to Chaskin the Base Salary at the rate in effect at the time notice of termination is given, together with any applicable Annual Bonuses payable under the terms of this Agreement and other rights and benefits Chaskin may have under employee benefits plans and programs of the Company in existence as of the date of such termination, all for the greater of (x) the balance of the term of this Agreement or (y) the twelve month period following the date of such termination.

            11. Payments Upon Change of Control. During the term of this Agreement, if there is a Change of Control (as hereinafter defined) and the Company takes any action which would entitle Chaskin to terminate his employment for "good reason," as such term is defined in Section 9 hereof (a "Triggering Event"), then Chaskin may at his election, at any time within one


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year after any such Triggering Event, terminate this Agreement (a "Voluntary
Termination"), and Chaskin shall be entitled to the following compensation, in addition to the other compensation and bonuses provided for herein:

                  (a) in lieu of any further salary payments to Chaskin for periods subsequent to the date of Voluntary Termination, the Company shall pay as severance payment to Chaskin, no later than the fifth day following the date of Voluntary Termination, a lump-sum severance payment of three years' base includible compensation, equal to the maximum tax deduction that the Company is eligible to receive under the applicable "golden parachute" regulations; and

                  (b) the Company shall provide Chaskin with all employee benefits and programs of the Company which Chaskin was entitled to receive or participate in immediately prior to the effective date of the Voluntary Termination for the thirty six (36) month period following the date of such Voluntary Termination.

            For the purposes of this Agreement, "Change of Control" shall mean the occurrence of any of the following events:

                        (i) any "person" or "group" (as such terms are used under Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as Amended (the "Exchange Act"), whether or not such Sections are applicable) is or becomes, whether by means of any issuance or direct or indirect transfer of securities, merger, consolidation, liquidation, dissolution or otherwise, the "beneficial owner" (as that term is used under Rules 13d-3 and 13d-5 under the Exchange Act, whether or not such rules are applicable, except that a "person" or "group" shall be deemed to have "beneficial ownership" of all shares that he or it has the right to acquire, whether such right is exercisable immediately or only after the passage of time or otherwise), directly or indirectly through one or more intermediaries, of 35% or more of the total voting power represented by all of the voting stock of the Company; or

                        (ii) directly or indirectly, a transfer, sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any "person" or "group" (as such terms are used un Sections 13(d) and 14(d) of the Exchange Act, whether or not such sections are applicable), excluding any disposition to or among the Company and/or one or more of its subsidiaries; or

                        (iii) any "person" or "group" (as such terms are used under Sections 13(d) and 14(d) of the Exchange Act, whether or not such sections are applicable) otherwise obtains the right or power (through any arrangement, contract, proxy or other means) to elect or designate a majority of the members of the Board of


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      Directors of the Company then in office, without regard to whether such right or power is exercised or invoked and without taking into account the necessity of a special or annual stockholders meeting or the taking of other procedural actions to exercise or invoke such right or power.

            12. Insurance. Chaskin agrees that the Company may, at its sole expense procure insurance on the life of Chaskin, in such amounts as the Company may in its discretion determine, and with the Company named as the beneficiary under the policy or policies. Chaskin agrees that upon request from the Company he will submit to a physical examination and will execute such applications and other documents as may be required for the procurement of such insurance.

            13. Non-Competition; Solicitation. (a) Chaskin agrees that during his employment with the Company and for a period of one year after Chaskin leaves the Company's employ for any reason, he shall not, without the written consent of the Company, directly or indirectly, either individually or as an employee, agent, partner, shareholder, consultant, option holder, lender of money, guarantor or in any other capacity, participate in, engage in or have a financial interest or management position or other interest in any business, firm, corporation or other entity within the State of Florida if it competes directly with any business operation conducted by the Company or its subsidiaries or affiliates or any successor or assign thereof, nor will he solicit any other person to engage in any of the foregoing activities. Participation in the management of any business operation other than in connection with the management of a business operation which is in direct competition with the Company or its subsidiaries or affiliates or any successor or assign thereof shall not be deemed to be a breach of this Section 10(a). The foregoing provisions of this Section 13(a) shall not prohibit the ownership by Chaskin (as the result of open market purchase) of 5% or less of any class of capital stock of a corporation which is regularly traded on a national securities exchange or over-the-counter on the NASDAQ System.

                  (b) Chaskin will not, without the Company's written consent, at any time during his employment with the Company and for a period of one year after Chaskin leaves the Company's employ for any reason, solicit (or assist or encourage the solicitation of) any employee of the Company or any of its subsidiaries or affiliates to work for Chaskin or for any business, firm, corporation or other entity in which Chaskin, directly or indirectly, in any capacity described in Section 13(a) hereof, participates or engages (or expects to participate or engage) or has (or expects to have) a financial interest or management position, except that this provision shall not affect Chaskin's right, after the termination of his employment for any reason, to solicit those employees of the Company or its subsidiaries or affiliates with whom Chaskin has had a business or personal association prior to the original commencement of Chaskin's employment by the Company, to become associated with or work for an entity with which Chaskin is then


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      associated or working with, in compliance with the non-compete provisions of Section 13 (a) (e.g., for an employer not within the State of Florida).

                  (c) If any of the covenants contained in this Section 13 or any part thereof is held by a court of competent jurisdiction to be unenforceable because of the duration of such provision, the activity limited by or the subject of such provision and/or the area covered thereby, then the court making such determination shall construe such restriction so as to thereafter be limited or reduced to be enforceable to the greatest extent permissible by applicable law.

            14. Inventions, Etc. Chaskin agrees that any and all systems, work-in-progress, inventions, discoveries, improvements, compounds, formulae, patents, copyrights and trademarks, made or developed by him, solely or jointly with others, or otherwise, during the term of his employment by the Company, and which may be useful in or relate to any business of the Company and/or any subsidiary or affiliate of the Company shall be fully disclosed by Chaskin to the Chief Executive Officer of the Company, and shall be the sole and absolute property of the Company, and the Company will be the sole and absolute owner thereof. Chaskin agrees that at all times, both during his employment and after the termination of his employment, he will keep all of the same secret from everyone except the Company and its duly authorized employees and will disclose the same to no one except as required in good faith in the course of his employment with the Company, or by law, or unless otherwise authorized in writing by the Chief Executive Officer of the Company.

            15. Patents. Chaskin agrees, at the request of the Company, to make application in due form for United States Letters Patent and foreign Letters Patent on any of such systems, inventions, discoveries, improvements, compounds and formulae referred to in Section 14 hereof, and to assign to the Company all of his right, title and interest in and to said inventions, discoveries, improvements, compounds, formulae and patent applications therefor or patents thereon, and to execute at any and all times any and all instruments, and to do any and all acts necessary, or which the Company may reasonably deem appropriate, in connection with such applications for Letters Patent, in order to establish and perfect in the Company the entire right, title and interest in and to said systems, inventions, discoveries, improvements, compounds, formulae and patent applications therefor, or in the conduct of any proceedings or litigation in regard thereto. It is understood and agreed that all costs and expenses, including but not limited to reasonable attorneys' fees, incurred at the request of the Company in connection with any action taken by an Chaskin pursuant to this Section 15, shall be borne by the Company.

            16. Trade Secrets, Etc. Chaskin agrees that he shall not, during or after the


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termination of this Agreement, divulge, furnish or make accessible to any person, firm, corporation or other business entity, any confidential information, trade secrets, technical data or know-how relating to the business, business practices, methods, products, processes, equipment, clients' prices or other confidential or secret aspect of the business of the Company and/or any subsidiary or affiliate, except as may be required in good faith in the course of his employment with the Company or by law, without the prior written consent of the Company, unless such information shall become public knowledge (other than by reason of Chaskin's breach of the provisions hereof).

            17. Acceptance. Each of the Company and Chaskin accepts all of the terms and provisions of this Agreement and agrees to perform all of the covenants on his part to be performed hereunder.

            18. Equitable Remedies. Chaskin acknowledges that he has been employed for his unique talents and that his leaving the employ of the Company would seriously hamper the business of the Company and that the Company will suffer irreparable damage if any provisions of Sections 13, 14, 15 or 16 hereof are not performed strictly in accordance with their terms or are otherwise breached. Chaskin hereby expressly agrees that the Company shall be entitled as a matter of right to injunctive or other equitable relief, in addition to all other remedies permitted by law, to prevent a breach or violation by Chaskin and to secure enforcement of the provisions of Sections 13, 14, 15 or 16 hereof. Resort to such equitable relief, however, shall not constitute a waiver or any other rights or remedies which the Company may have.

            19. Indemnification. Chaskin shall be entitled to the fullest extent permitted by law to the benefit of indemnification of the assertion against Chaskin of any liability, damages, losses or expenses, including reasonable attorneys' fees and costs, sustained by Chaskin arising out of his performance of duties as an employee of the Company. This provision shall survive termination of this Agreement. The Company shall add Chaskin as a covered officer under any insurance policy (including Directors' and Officers' insurance policies) that may be maintained by the Company covering the directors and officers of the Company acting in their capacity as such. The Company will use its reasonable efforts to maintain such coverage for a period of at least two years after the termination of this Agreement.

            20. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and there are no other terms other than those contained herein. No variation hereof shall be deemed valid unless in writing and signed by the parties hereto and no discharge of the terms hereof shall be deemed valid unless by full performance of the parties hereto or by a writing signed by the parties hereto. No waiver by the Company or Chaskin of any breach by the other party of any provision or condition of this Agreement by him to be performed shall be deemed a waiver of a breach of a similar or dissimilar provision or condition at the same time or any prior or subsequent time. This Agreement supersedes and controls over


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all previous agreements between the Company and Chaskin regarding his employment by the Company.

            21. Severability. In case any provision in this Agreement shall be declared invalid, illegal or unenforceable by any court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            22. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time when mailed in the United States enclosed in a registered or certified post-paid envelope, return receipt requested, and addressed to the addresses of the respective parties stated below or to such changed addresses as such parties may fix by notice:

      If to the Company:

            Ursus Telecom Corporation
            440 Sawgrass Corporate Parkway
            Suite 112
            Sunrise, Florida  33325

      with a copy to:

            Stroock & Stroock & Lavan LLP
            200 South Biscayne Blvd.
            33rd Floor
            Miami, Florida  33131
            Attn: Daniel Lampert, Esq.

      If to Chaskin:

            _____________________________
            _____________________________
            _____________________________

provided, however, that any notice of change of address shall be effective only upon receipt.

            23. Successors and Assigns. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder (except for an assignment or transfer by the Company to a successor as contemplated by the following proviso); provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon, any successor of the


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Company, whether by merger, consolidation, transfer of all or substantially all of the assets of the Company, or otherwise, and upon Chaskin, his heirs, executors, administrators and legal representatives.

            24. Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of Florida without giving effect to any principles of conflict of laws. In any suit, action or proceeding arising out of or in connection with this Agreement, the prevailing party shall be entitled, as a part of the judgment therein, to an award of the reasonable attorneys' and other professionals' fees and costs incurred in connection therewith.

            25. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    URSUS TELECOM CORPORATION


                                    By:
                                       ----------------------------
                                    Name:
                                    Title:


                                    -------------------------------
                                    Jeffrey Chaskin


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